China Energy Recovery Announces a Financing Transaction of $5 Million

SHANGHAI, China, May 26, 2009 /PRNewswire-Asia/ -- China Energy Recovery, Inc. (OTC Bulletin Board: CGYV) (ISIN: US16943V2060; "CER"), a leader in waste heat energy recovery and industrial energy efficiency, today announced it has recently closed a financing transaction and issued a two-year 9.5% Unsecured Convertible Promissory Note in the principal amount of $5 million, which may be converted into common stock at a conversion price fixed at $1.80 per share, to an accredited private investor. The net proceeds from the financing will be used to start the development of CER’s new manufacturing plant.

"We are very pleased to see there are investors who can see our potential growth power, share our vision and believe in our execution capabilities in this challenging period,” commented Mr. Qinghuan Wu, Chairman and CEO of China Energy Recovery. “With this funding, we will soon start the development of our new state-of-the-art manufacturing plant which will be tailor-designed to make large to mega sized energy recovery systems.  Upon its anticipated completion of Phase One around the middle of 2010 and further phases in later periods, we believe the new plant will largely strengthen our manufacturing capability and ensure the required capacity to support our future growth.  Coupled with our strong engineering capability, we believe the new plant will enhance our unique leadership position in the global energy recovery markets in which both the size and level of sophistication of systems have kept increasing.”

For more detailed information about this financing transaction, please refer to CER's 8-K filed with the Securities and Exchange Commission on May 26, 2009.

What is Waste Heat Energy Recovery?

Industrial facilities release significant amounts of excess heat into the atmosphere in the form of hot exhaust gases or high-pressure steam. Energy recovery is the process of recovering vast amounts of that wasted energy and converting it into usable heat energy or electricity, dramatically lowering energy costs. Energy recovery systems are also capable of capturing harmful pollutants that would otherwise be released into the environment. It is estimated that if energy currently wasted by all the U.S. industrial facilities could be recovered, it could produce power equivalent to 20% of U.S. electricity generation capacity without burning any additional fossil fuel, and could help many industries to meet stringent environmental regulations.

About China Energy Recovery, Inc.

CER is an international leader in designing, manufacturing and installing waste heat energy recovery systems which provide facilities with greater energy efficiency.  The company’s primary focus is on the Chinese market. CER's technology captures industrial waste energy to produce low-cost electrical power, enabling industrial manufacturers to reduce their energy costs, shrink their emissions footprint, and generate sellable emissions credits. CER has deployed its systems throughout China and in such international markets as Egypt, Korea, Vietnam and Malaysia. CER focuses on numerous industries in which a rapid payback on invested capital is achieved by its customers, including: chemical, paper manufacturing, refining (including methanol refining), etc. CER continues to invest in R&D and plans to build China's first state-of-the-art energy recovery system research and fabrication facility to allow it to meet the increased demand for its products and services. For more information on CER, please visit: http://www.chinaenergyrecovery.com/s/Home.asp . Information on CER's website does not comprise a part of this press release.

Forward-Looking Statement Disclaimer

This press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical fact, included in the press release that address activities, events or developments that CER believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors that CER believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of CER and may not materialize, including, without limitation, the efficacy and market acceptance of CER's products and services, CER's ability to execute on its business plan and strategies and CER's ability to successfully complete orders and collect revenues therefrom. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors. Furthermore, CER does not intend (and is not obligated) to update publicly any forward-looking statements, except as required by law. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in CER's filings with the Securities and Exchange Commission, including CER's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2009.

For more information , please contact:

Media:
Sean Mahoney
Phone: +1-310-867-0670

Investor Relations
Jim Blackman
Phone: +1-713-25-.0369